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EXHIBIT 99.1


FOR IMMEDIATE RELEASE:


       ADVANCED MATERIALS GROUP REPORTS 1ST AND 2ND QUARTER 2006 UNAUDITED
                                FINANCIAL RESULTS


o   FIRST QUARTER 2006 REVENUE OF $2.4 MILLION
o   SECOND QUARTER 2006 REVENUE OF $2.5 MILLION
o   2006 YTD NET OPERATING INCOME OF $356 THOUSAND
        o   1ST QUARTER 2006 NET OPERATING INCOME    $154 THOUSAND
        o   2ND QUARTER 2006 NET OPERATING INCOME    $202 THOUSAND

o   CURRENT OUTSTANDING SHARES OF STOCK IS 12,116,000


DALLAS, Texas, (July 24, 2006) - Advanced Materials Group, Inc. (OTC: ADMG.PK) ("ADMG") announced unaudited financial results for the 1st and 2nd Quarters of fiscal year 2006.

Advanced Materials Group, Inc. (AMI(4)) reports revenue for 1st and 2nd quarter of 2006 of $2.4 million and $2.5 million and YTD Net Operating Income of $356 thousand. AMI(4) continues to implement a turnaround plan that was put into place some 24 months ago and the results are now being realized. The company implemented a strategy to recognize the power of 4 which is our People, Partners, Patents and Profits. The company realized that without our people and partners (i.e. customers) our plan will not succeed in providing shareholder return. The company remains focused in its efforts to focus the company's direction as AMI(4)'s products have traditionally been marketed and sold primarily to major divisions of large industrial customers, many of which are industry leaders whose products have significant market share. AMI(4) does not see a significant change to this practice although the product mix will change. In the past, all of AMI(4)'s products have been components or finished products manufactured to order for its industrial customers. As discussed previously, AMI(4) will also sell and manufacture products developed internally, and well as those licensed from outside inventors. The customer's purchase decision has often involved the engineering, manufacturing and purchasing groups within the customer's management. It is anticipated that the customers' team of management will continue to be involved in the process, but will also include sales and executive level management.

AMI(4) just recently announced the Fiscal Year-ending 2005 audited results and is in the process of releasing audited 2006 quarter-to-date results.


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Advanced Materials Group, Inc. is a leading manufacturer of medical, consumer and industrial products from flexible materials such as foams, films, fabrics, and pressure sensitive adhesives.

Statements in this release which are purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Advanced Materials Group, Inc. on the date this report was submitted. Advanced Materials Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Advanced Materials Group, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Advanced Materials Group, Inc.'s most recent filing of Form 10-K with the Securities and Exchange Commission.

Investor Relations Contact:
ELIZABETH GIVENS
ADVANCED MATERIALS, INC.
(972) 432-0602


                         ADVANCED MATERIALS GROUP, INC.
                     1ST AND 2ND QUARTER OF FISCAL YEAR 2006
                        STATEMENTS OF INCOME (UNAUDITED)

                                   1Q 2006        2Q 2006       2006 YTD
                                 ----------     ----------     ----------
    TOTAL REVENUE                $2,375,337     $2,526,034     $4,901,371
    GROSS PROFIT                    674,551        719.687      1,394,238
    OPERATING INCOME (LOSS)         200,053        254.328        454,384
    NET INCOME (LOSS)               154,563        202,016        356,579




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